U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Commission file number: 000-26971

                        Date of Report: January 26, 2004

                               TRIMOL GROUP, INC.
                 (Name of small business issuer in its charter)

                  DELAWARE                                  13-3859706
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

                     1285 Avenue of the Americas, 35th Floor
                            New York, New York, 10019
                         (Address of principal offices)

                  Registrant's Telephone Number: (212) 554-4394


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Item 6. Resignation of Registrant's Directors

            On January 21, 2004 the Board of Directors of the Registrant accepted the resignation of Shmuel Gurfinkel as a member of its Board of Directors and as its Chief Financial Officer. The resignation was not the result of a disagreement between Mr. Gurfinkel and the Registrant on any matter relating to the Registrant's operations, policies or practices.

            The Board of Directors of the Registrant appointed Jack Braverman to fill the vacancy on the Board of Directors created by Mr. Gurfinkel's resignation and also appointed Mr. Braverman to serve as the Registrant's Chief Financial Officer.

Item 7. Financial Statements and Exhibits

      (a)   Exhibits

            (99.1)    Resignation of Shmuel Gurfinkel
            (99.2)    Press release dated January 26, 2004


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                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 26th day of January 2004.

TRIMOL GROUP, INC.


By:    /s/ Yuri Benenson
   ---------------------------
Name:  Yuri Benenson
Title: Chief Executive Officer


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